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                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of Earliest Event Reported):
                                  May 31, 2001



                              FLOWSERVE CORPORATION
             (Exact name of registrant as specified in its charter)



New York                               1-13179                   31-0267900
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
of incorporation)                                            Identification No.)




222 W. Las Colinas Blvd., Suite 1500                               75039
Irving, Texas                                                    (Zip Code)
(Address of principal executive offices)



Registrant's telephone number, including area code: 972-443-6500


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ITEM 5.  OTHER EVENTS

       The pro forma financial information described below is being provided concurrently in connection with a Registration Statement on Form S-3 being filed as a shelf registration on May 31, 2001, for the offer and sale of any combination of the common stock, preferred stock or debt securities described in the registration statement.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (b) PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma consolidated financial statement (the "Unaudited Pro Forma Consolidated Financial Statement") is based on the historical consolidated financial statements of Flowserve Corporation ("Flowserve") and Ingersoll-Dresser Pump Company ("IDP") adjusted to give effect to Flowserve's acquisition of IDP. The statement has been prepared as if the acquisition had occurred on January 1, 2000. Flowserve acquired IDP on August 8, 2000 and, accordingly, its historical financial statements include IDP results of operations from the acquisition date, including purchase accounting adjustments and financing costs.

    The transaction and the related adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. In our opinion, all adjustments that are necessary to present fairly the pro forma data have been made. The Unaudited Pro Forma Consolidated Financial Statement does not purport to represent what our results of operations would actually have been had the transactions in fact occurred on such date or to project our results of operations for any future period or date. The Unaudited Pro Forma Consolidated Financial Statement should be read in conjunction with the historical consolidated financial statements of Flowserve and IDP as well as Management's Discussion and Analysis included in the Company's Annual Report.

    The unaudited pro forma information with respect to the IDP acquisition is based on the historical financial statements of Flowserve and IDP. The IDP acquisition has been accounted for under the purchase method of accounting. The total purchase price for the IDP acquisition has been allocated to the tangible and identifiable intangible assets and liabilities of the acquired businesses based upon our estimates of their fair value with the remainder allocated to goodwill. The purchase price allocation for the IDP acquisition is preliminary and further refinements are likely to be made based on the resolution of remaining contingencies.

    The historical consolidated financial statements of Flowserve and IDP were prepared in accordance with accounting principles generally accepted in the United States.


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            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000


                                                  HISTORICAL                                    IDP
                                         ----------------------------     FLOWSERVE/    ACQUISITION/FINANCING         PRO FORMA
                                         FLOWSERVE (A)      IDP (B)         IDP            ADJUSTMENTS (1)          CONSOLIDATED
                                         -------------    -----------    -----------    ---------------------       ------------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Net sales ............................   $   1,538,293    $   421,828    $ 1,960,121         $        --             $  1,960,121
Cost of sales ........................       1,031,381        328,233      1,359,614                (817)(a)            1,360,215
                                                                                                   1,835(b)
                                                                                                     225(c)
                                                                                                    (642)(d)
                                         -------------    -----------    -----------         -----------             ------------
Gross profit .........................         506,912         93,595        600,507                (601)                 599,906
  Selling and administrative
    expense ..........................         335,506         88,275        423,781                (350)(a)              425,643
                                                                                                  (2,100)(e)
                                                                                                    (647)(f)
                                                                                                   3,382(g)
                                                                                                   1,577(c)
  Research, engineering and
    development expense ..............          24,800          2,045         26,845                  --                   26,845
  Restructuring expense ..............          19,364             --         19,364                  --                   19,364
  Integration expense ................          35,211             --         35,211                  --                   35,211
                                         -------------    -----------    -----------         -----------             ------------
Operating income .....................          92,031          3,275         95,306              (2,463)                  92,843
  Net interest expense ...............          70,321            633         70,954              59,979(h)               130,933
  Other (income) expense, net.........          (1,474)         1,230           (244)                 --                     (244)
                                         -------------    -----------    -----------         -----------             ------------
Earnings (loss) before
  income taxes .......................          23,184          1,412         24,596             (62,442)                 (37,846)
  Provision (benefit) for
    income taxes .....................           7,876          8,023         15,899             (29,464)(i)              (13,565)
                                         -------------    -----------    -----------         -----------             ------------
  Earnings (loss) before
    extraordinary items ..............          15,308         (6,611)         8,697             (32,978)                 (24,281)
  Extraordinary items, net of
    income taxes .....................           2,067             --          2,067                  --                    2,067
                                         -------------    -----------    -----------         -----------             ------------
  Net earnings (loss) ................   $      13,241    $    (6,611)   $     6,630         $   (32,978)            $    (26,348)
                                         =============    ===========    ===========         ===========             ============

  NET LOSS PER SHARE (BASIC AND DILUTED):
     Before extraordinary items................................................................................     $      (0.64)
     Extraordinary items, net of income taxes..................................................................            (0.06)

     Net loss per share........................................................................................     $      (0.70)
                                                                                                                    ------------
  Average shares outstanding...................................................................................           37,842
                                                                                                                    ============

(A) Includes results of IDP from August 8, 2000, including purchase accounting adjustments and financing costs.

(B) Reflects results of IDP for pre-acquisition period prior to August 8, 2000.


     The accompanying notes are an integral part of the unaudited pro forma consolidated financial statement.



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       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS



NOTE 1: PRO FORMA ADJUSTMENTS


    The following pro forma adjustments have been applied to the accompanying historical consolidated statements of operations of Flowserve and IDP to give effect to the IDP acquisition and the financing transactions as if they had all occurred on January 1, 2000.

(a) Represents actuarially determined adjustment to retiree pension and post-retirement benefits expense for hourly and salaried personnel of IDP that, pursuant to the IDP purchase agreement, were retained by Ingersoll-Rand, IDP's predecessor parent, net of the pension benefits provided to IDP employees under the Flowserve plans.

(b) Represents incremental increase in depreciation expense in cost of sales based on estimated fair market value of property, plant and equipment over estimated useful lives of 3 to 40 years.

     This adjustment is based on a preliminary allocation of the purchase price for the IDP acquisition. The final allocation of the purchase price is contingent upon valuations that have not been completed.

(c) Represents incremental increase in amortization expense based on estimated fair value of other intangible assets acquired over their estimated useful lives of approximately 17 years.

(d) Represents estimated rental expense for the Phillipsburg plant for Flowserve's planned usage prior to the shutdown of the facility, net of direct costs related to the facility historically incurred by IDP which are not incremental costs to Flowserve as the Phillipsburg plant was not acquired under the terms of the Agreement.

(e) Represents the elimination of corporate overhead expenses allocated by Ingersoll-Rand to IDP. Pursuant to the IDP purchase agreement, this allocation was eliminated upon closing of the IDP acquisition on August 8, 2000. Flowserve will assume and provide services with no significant incremental cost above what it cost Flowserve to provide such services prior to the acquisition for tax services, information technology support, pensions and benefits administration and other overhead costs.

(f) Represents the elimination of expense recorded by IDP related to a phantom stock incentive plan that was eliminated upon consummation of the Acquisition. IDP personnel losing these previous incentives may be eligible to participate in Flowserve's established stock option incentive scheme, which generally does not result in any compensation charge.

(g) Represents incremental increase in annual goodwill amortization based on $230.0 million of estimated goodwill over an estimated useful life of 40 years related to the IDP acquisition.


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        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (CONTINUED)




                                                                                               FOR THE PERIOD FROM
                                                                                                JANUARY 1, 2000
                                                                                                    THROUGH
                                                                                                 AUGUST 8, 2000
                                                                                             ----------------------
                                                                                              (DOLLARS IN MILLIONS)

(h)  Represents the following:
     Interest on Term Loan A ($275.0 @ 9.4%) ........................................               $   15.7
     Interest on Term Loan B ($475.0 @ 10.1%) .......................................                   29.1
     Interest expense associated with notes offered hereby ($380.3 @ 12.25%) ........                   28.2
     Letter of credit fee ($110.0 @ 1.64% weighted average, including $30.0 under the
        Revolving Credit Facility) ..................................................                    1.1
                                                                                                    --------
          Cash interest expense .....................................................                   74.1
     Non-cash increase in amortization associated with $46.5 million in deferred financing costs and $5.4 million discount on the note offerings incurred in connection with entering into the Senior Credit Facilities and issuance of
        the notes offered hereby, amortized over terms ranging from 6 to 10 years ...                    3.9
                                                                                                    --------
          Sub-total interest expense ................................................                   78.0
     Elimination of interest and associated fees on borrowings repaid in connection
        with the financings .........................................................                  (18.0)
                                                                                                    --------
          Net Adjustment ............................................................               $   60.0
                                                                                                    ========


     For each 0.125% change in the interest rates payable on the outstanding balance under the Senior Credit Facilities and the notes offered hereby, annual interest expense would change by $1.4 million before the effect of income taxes.

(i) Represents income tax adjustment required to arrive at the expected pro forma effective tax rate of 36.0% and to provide U.S. taxes on IDP partnership earnings.





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                                    SIGNATURE



       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            FLOWSERVE CORPORATION
                            (Registrant)



                            /s/ Kathleen A. Giddings
                            ---------------------------------------------------
                            Kathleen A. Giddings
                            Corporate Controller (Principal Accounting Officer)



Date: May 31, 2001.



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